EXHIBIT 99.1

BioCryst Receives European Medicines Agency Approval for ALPIVAB™ for the Treatment of Influenza

RESEARCH TRIANGLE PARK, N.C., May 01, 2018 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX), a pharmaceutical company focused on the development and commercialization of treatments for rare diseases, today announced that the European Medicines Agency (EMA) has approved peramivir with the brand name of ALPIVAB, a single intravenous (I.V.) infusion for the treatment of uncomplicated influenza in adults and children from the age of 2 years.

“ALPIVAB approval in the European Union represents a significant advancement for influenza patients, representing the only single dose I.V. treatment option in the armamentarium for influenza infections,” said Jon P. Stonehouse, President & Chief Executive Officer.

The EMA’s approval of ALPIVAB under the centralized licensing procedure provides marketing authorization for all 28-member states of the European Union, Norway and Iceland. Previously, peramivir injection (RAPIVAB®, RAPIACTA®, PERAMIFLU®) has received approval for commercialization in the United States, Canada, Australia, Japan, Taiwan and Korea.

BioCryst has a license agreement with Seqirus regarding peramivir. As we have previously disclosed, BioCryst and Seqirus are engaged in a formal dispute resolution process.  The dispute involves many items under the contract including, but not limited to, the EMA approval milestone of $5 million dollars, which BioCryst maintains is now due under the parties’ agreement.

About RAPIVAB (peramivir injection)

Approved by FDA in December 2014, RAPIVAB (peramivir injection) is an intravenous viral neuraminidase inhibitor approved in the United States for the treatment of acute uncomplicated influenza in patients 2 years and older who have been symptomatic for no more than two days. Efficacy of RAPIVAB is based on clinical trials of naturally occurring influenza in which the predominant influenza infections were influenza A virus and a limited number of patients infected with influenza B virus. Visit http://www.rapivab.com to learn more.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small-molecule medicines that address both common and rare conditions. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, galidesivir, a potential treatment for filoviruses, and a preclinical program to develop oral Alk-2 inhibitors for the treatment of fibrodysplasia ossificans progressive (FOP). RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at http://www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the commercialization success of Rapivab is uncertain, Rapivab may not be made commercially available in approved regions, and commercialization of Rapivab may not provide significant revenues to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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CONTACT:    Thomas Staab, BioCryst Pharmaceuticals, +1-919-859-7910